Exhibit 10.10
AGREEMENT
BETWEEN
VEMICS INC
AND
EP GLOBAL COMMUNICATIONS, INC.

This AGREEMENT, consisting of the terms and conditions set forth below and the attached exhibits, each of which is incorporated into and made a part hereof by this reference (“Agreement”), is entered into as of November 3, 2005, (the “Effective Date”), by and between Vemics, Inc a Nevada corporation (“VEMICS”), having its principal place of business at 65 East Route 4, River Edge, New Jersey 07661 and EP Global Communications mc, a Delaware corporation having its principal place of business at 65 East Route 4, Riveredge, New Jersey (“EP  GLOBAL”).

Background

VEMICS and EP GLOBAL are both in the business of marketing and selling certain complementary but different services to The Allied Health Industry, specifically to care givers and medical services providers that address the needs of people with disabilities and individuals with special health care needs. VEMICS provides connectivity for distribution of information and knowledge over its technology platform and interface connections; and EP GLOBAL provides connectivity to its client base which is a thirty five year old database of clinically relevant information for the chronic disability field, professional contacts and accreditation bodies, associations, companies and other entities that would be interested in utilizing the services offered through this Agreement. Pursuant to this Agreement, the parties have customized certain of their product and offerings used in combination with each other, the combined products and services will provide a unique, electronic, internet based visual communications system solution for delivery of educational / training content and business meetings. The system is designed to replicate the same dynamic found in live classrooms and live business meeting environments. The parties intend to utilize the next generation of visual communications technology as provided jointly by Vemics and EP GLOBAL.

The definition of the Special Needs Market, for the purposes of this Agreement, is specifically intended to include those individuals and/or organizations, professional societies, physicians, allied health care professionals, caregivers, teachers, and families involved in the care and development of people with life long chronic disabilities, physical, mental or emotional and/or any other significantly debilitating conditions. (hereinafter referred to as “Special Needs Market”) The Special Needs market is not intended for purposes of this agreement to include any of the traditional bio-medical disease states such as cancer, infectious diseases, etc.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VEMICS and EP GLOBAL agree as follows:

Terms and Conditions

1. Appointment; Territory; Limitations; Relationship of Parties

(a) Appointment

Subject to all of the terms and conditions in this Agreement, VEMICS hereby appointed EP GLOBAL to act, during the term of this Agreement, as its exclusive global representative authorized to market, resell and support VEMICS’ Products and Services (the “VEMICS Services”) directly to customers of EP GLOBAL (“EP GLOBAL Customers”) specifically in the Special Needs Market (as defined herein). EP GLOBAL hereby accepts said appointment.

(b) Territory

EP GLOBAL shall be authorized to market, resell and support VEMICS Services globally.

(c) No Restrictions on a Party’s Activities

Each party acknowledges that this Agreement is non-exclusive and, except as expressly set forth in section 1(f) of this Agreement, nothing in this Agreement shall limit in any manner any party’s marketing, distribution or sales activities or its rights to market, distribute or sell, directly or indirectly, or appoint any other person or Vemics as a dealer, distributor, EP GLOBAL, licensee or agent for its Services, within the Territory.

(d) Freedom of Action, Certain Restrictions

Except as provided in section 1(f) of this Agreement, each party may directly or indirectly (through EP GLOBALs or otherwise market, sell, offer or provide any of its respective products or services to any customer within the Territory and during or after the Term.

           (e) No Agency

           VEMICS and EP GLOBAL each acknowledge and agree that the relationship established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to: (i) give either party the power to direct or control the day-to-day activities of the other; (ii) deem the parties to be acting as co-owners or otherwise as participants in a joint ownership undertaking; or (iii) permit either party or any of either party’s officers, directors, employees, agents or representatives to create or assume any obligation on behalf or for the account of the other party for any purpose whatsoever.

           (f) Mutual Exclusivity

           Vemics hereby grants EP Global the exclusive right to sell its products and services globally specifically and limited to the Special Needs Market as defined herein. EP Global hereby agrees that it will provide electronic, internet based visual communications system solution for delivery of educational/training content in the areas to People with Disabilities and People with Special Medical Needs, as defined herein, exclusively utilizing the Vemics System.

2. License Grant; Restrictions; Customer Agreements

(a) License Grant

           Subject to all terms and conditions of this Agreement, VEMICS hereby grants to EP GLOBAL during the Term of this Agreement the non-exclusive (except as stated in Section 1(f)), nontransferable right and license to enter into contracts with EP GLOBAL’s Customers to provide VEMICS Services together with all related software (the “Software”) and other intellectual property, and documentation (the “Documentation”) that are necessary or appropriate to enable EP GLOBAL to provide VEMICS Services (the VEMICS Software and such other intellectual property and the Documentation are collectively sometimes referred to as “VEMICS Intellectual Property”) to EP GLOBAL’s customers. Each party shall also be authorized to utilize the other party’s Intellectual Property solely for the purposes set forth in this Agreement.

           (b) License Restrictions

           EP GLOBAL shall not appoint any other person, firm, or entity as a sub-distributor or agent for VEMICS Services without obtaining advance written approval from VEMICS with the exception of bona fide EP GLOBAL sales representatives whether said representatives are employees EP GLOBAL or appointed independent contractors of EP GLOBAL as long as a condition of their employment they agree to be bound by the terms and conditions set forth herein. EP GLOBAL shall not, for itself, for any affiliate of EP GLOBAL or for any third party: sell, sublicense, assign, or transfer the Software or any Documentation, except as permitted under this Agreement. Furthermore, EP GLOBAL agrees that is shall not decompile, disassemble, or reverse engineer the VEMICS Software.

           (c) Customer Terms and Conditions; Right of VEMICS to Restrict Content

           All re-sales of VEMICS Services by EP GLOBAL will be subject to the execution and delivery by each of EP GLOBAL Customer(s) of a written, binding agreement that contains, at a minimum, the relevant terms and conditions set forth in this Agreement transaction and the VEMICS Standard Terms and Conditions as well as no terms or conditions that are inconsistent with the terms or conditions contained in this Agreement (the “Customer Agreement”). Prior to entering into any agreement for VEMICS Services with any proposed customer, EP GLOBAL shall notify VEMICS of the identity of such proposed customer and shall not enter into any Agreement with any proposed customer that VEMICS notifies EP GLOBAL it disapproves pursuant to the provisions of this paragraph. VEMICS shall notify EP GLOBAL of its approval of a prospective customer within five (5) business days after receiving EP GLOBAL’s request for approval, which shall not be unreasonably withheld and shall exercise its approval rights reasonably. If VEMICS fails to notify EP GLOBAL of its approval or disapproval within such five (5) business day period, VEMICS shall be deemed to have approved such customer. Notwithstanding any approval of a prospective customer, if VEMICS subsequently becomes aware that the content of any of EP GLOBAL’s Customers is illegal it shall notify EP GLOBAL thereof and unless the illegal content is removed within Five (5) business days after such notice, VEMICS may take steps to prevent such illegal content from being routed to, passed through or stored on or utilized within VEMICS’ network. VEMICS shall promptly notify EP GLOBAL and the applicable EP GLOBAL Customer of such removal of any of EP GLOBAL’s Customer content pursuant to the foregoing provisions.

           3. Marketing Efforts; Promotional Materials

           (a) Efforts

           EP GLOBAL shall use its commercially reasonable efforts to: (i) aggressively market, resell and support VEMICS Services to prospective customers in the Territory; (ii) dedicate adequate resources, financial and otherwise, and maintain facilities and staff, to market, resell and support VEMICS Services in accordance with EP GLOBAL’s obligations under this Agreement, in a timely, diligent and professional manner using competent personnel; (iii) keep VEMICS informed as to any problems encountered by EP GLOBAL’s Customers or by EP GLOBAL with the VEMICS Services or any VEMICS Intellectual Property, and communicate to VEMICS any resolution or proposed resolutions relating to such problems; (iv) maintain accurate records of all EP GLOBAL’s Customers including their names, addresses, telephone numbers and email address as well as the date VEMICS Services were initially provided to EP GLOBAL’s Customers, and the Customer Agreements thereto; (v) maintain accurate records of all support services provided to EP GLOBAL’s Customers; and (vi) provide to VEMICS and maintain and update as necessary emergency contact information for each of EP GLOBAL’s Customer. All information concerning EP GLOBAL’s Customers shall be deemed Confidential Information of EP GLOBAL in accordance with the provisions of Section 10 of this Agreement.

           (b) Promotional Materials; Marketing

VEMICS will provide EP GLOBAL with a reasonable amount of sales and marketing literature relating to the VEMICS Services. The exact form and quantity of such literature will be determined jointly by VEMICS and EP GLOBAL and be based upon the needs and dictates each of specific project requirements. EP GLOBAL shall adhere to VEMICS’ Guidelines, Rules and Procedures then in effect, and EP GLOBAL shall not make any representations or statements regarding VEMICS Services other than those contained in the sales and marketing literature and promotional materials provided to EP GLOBAL by VEMICS, without the prior written approval of VEMICS. Upon reasonable advance notice from VEMICS, EP GLOBAL shall discontinue use of any marketing literature or promotional materials that VEMICS no longer deems acceptable.

           (c) Quality Control

           Each party acknowledges the importance of upholding the good reputation of the other party and its respective products and services. Accordingly, each party agrees that it will maintain at all times during the Term of this Agreement the highest quality controls, business practices and ethics in performing its obligations and exercising its rights under this Agreement and will comply with all applicable laws and regulations.

(d) Publicity

On or about the Effective Date, the parties agree to issue a joint press release announcing the relationship contemplated by this Agreement. The press release shall be subject to the written approval of each party, which approval shall not be unreasonably withheld or delayed. During the term of this Agreement, subject to the restrictions contained in Section 5 below, each party may post on its web site the other party’s logo and/or a hyperlink to the other party’s web site, to use the other party’s name in connection with proposals to other prospective customers and otherwise refer to the other party and the co-branded service offering contemplated herein in print or electronic form for marketing or reference purposes.

 (e) Customers

During the Term of this Agreement, EP GLOBAL shall be responsible for billing EP GLOBAL’s Customers, except if agreed to in writing in advance by Vemics, for their use of VEMICS Services based on individual programs or contractual obligations approved in advance by VEMICS. Subject to VEMICS obtaining specific advance written consent from EP GLOBAL’s Customers, VEMICS shall be entitled to reference EP GLOBAL’s Customers on VEMICS’ web site and in marketing materials as a VEMICS Services customer. All data pertaining to any of EP GLOBAL’s Customers shall be deemed Confidential Information in accordance with the provisions of Section 10 of this Agreement. In addition, no party shall use any data pertaining to any of EP GLOBAL’s Customers in a manner that is inconsistent with VEMICS’ published privacy policy, the applicable Customer Agreement, or applicable legal requirements.

           EP GLOBAL customers shall be such customers who are customers of EP GLOBAL at the time of the signing of this Agreement and those customers that are introduced to the VEMICS System solely by EP GLOBAL efforts as the result of this Agreement. VEMICS customers shall be such customers who are customers of VEMICS at the time of the signing of this Agreement and those customers that are introduced to the VEMICS System solely by VEMICS efforts as the result of this Agreement. In the event that a Customer is presently and/or in the future a customer of both parties to this Agreement, as defined herein, then they shall remain deemed jointly Customers of both EP GLOBAL and VEMICS.

4. EP GLOBAL Personnel Training; Customer Support

(a) Training

VEMICS shall provide to EP GLOBAL’s sales and technical personnel, at VEMICS’ training facility or, if VEMICS elects, at EP GLOBAL’s facilities: (i) a reasonably sufficient number of training sessions and source training material to reasonably enable EP GLOBAL’s sales and support staff to become knowledgeable about the capabilities and operation of, and support for, the VEMICS Intellectual Property and VEMICS Services, such training to include, at EP GLOBAL’s request, a reasonable number of joint VEMICS/EP GLOBAL on-site calls, and (ii) technical consulting services and training to reasonably ensure that EP GLOBAL has the internal capability to, among other things, provide the necessary services to EP GLOBAL’s Customers to perform its obligations under Customer Agreements and provide the support for VEMICS Services to EP GLOBAL’s Customers as contemplated in this Agreement. Each party shall be responsible for the travel, lodging and meal expenses of its employees who attend any training session. At the conclusion of such training, VEMICS will formally certify the technical capability of each trainee who is qualified to represent the VEMICS Services.

(b) Customer Support

VEMICS will provide technical support to EP GLOBAL and their customers to whatever extent is required to successfully deploy an approved project. Upon the written request by an authorized EP GLOBAL representative, VEMICS shall provide technical support directly to any of EP GLOBAL’S Customer in accordance with VEMICS’ standard technical support terms and conditions. Each party shall timely provide its support obligations under this Agreement using knowledgeable, appropriately trained and competent personnel.

5. Content Responsibility; Intellectual Property Rights

(a) Customer Content

In the event that EP GLOBAL becomes aware of any EP GLOBAL’s Customer Content (the “Customer Content”) that is being placed on and/or is utilizing the VEMICS Service: (a) violates or infringes upon the intellectual property or other rights of any third party, (b) distributes any libelous, defamatory, pornographic or obscene material, or (c) violates any laws or regulations applicable to such Customer Content, EP GLOBAL shall notify the applicable customer of the violation and request that such customer remove such Customer Content so that it will not be routed to or pass through VEMICS’ network. If such customer fails to comply with EP GLOBAL’s request within a reasonable period of time, EP GLOBAL shall notify VEMICS of the non-compliance. VEMICS may then remove such Customer Content pursuant to and in manner set forth in the Customer Agreement. EP GLOBAL’s Customers shall be solely responsible for maintaining the availability of the Customer computer and network systems, the connectivity of such computers and network systems to the Internet, and all Customer Content, IP addresses, domain names, hyperlinks, databases, applications and other resources necessary for EP GLOBAL’s Customer to access the VEMICS Services.

(b) EP GLOBAL’s Content

(i) EP GLOBAL’s Conditions of Use: EP GLOBAL shall be solely and exclusively responsible for (1) all EP GLOBAL’s content and activity: (2) obtaining legal written permission from the right holder to display and/or utilize any material on the Vemics System; and (3) ensuring that EP GLOBAL content of the web site does not violate the laws of the jurisdiction where the content is displayed. EP GLOBAL furthermore hereby agrees to comply with the requirements of the Communications Decency Act (CDA) and the Digital Millennium Copyright Act (DMCA), and shall require its subscribers in writing to so comply.

(ii) Limitations on EP GLOBAL Content

EP GLOBAL shall not intentionally place or cause to be placed on the Vemics System unacceptable material or activity which includes, but is not limited to:
(A) defamatory or other tortuous activity;
(B) criminal activity, including but not limited to theft of trade secrets, fraud, child pornography, trafficking in obscene material, violation of US export provisions, drug dealing, gambling, harassment, stalking, spamming, hacking, sending of viruses or other harmful files, or illegal posting of computer passwords or computer code for the purpose of circumventing copyright security measures;
(C) infringing activity including, but not limited to, the unauthorized display of confidential, secret, or other proprietary material, trademark infringement, copyright infringement, or patent infringement.

(iii)  Removal of Customer Content: VEMICS reserves the right in its sole discretion, and without prior notice, to remove any material from Vemics System which is inconsistent with the basic mission, goals and objectives of this Agreement.

(iv)  Compliance with Lawful Authorities: VEMICS will comply with all subpoenas and court orders that appear to be lawful and valid, including subpoenas and court orders requesting information about EP GLOBAL or its use of the Service, without prior notice to EP GLOBAL. VEMICS reserves the right to report activity that it believes to be potentially criminal to the appropriate law enforcement agencies.

(v)      Indemnification against Third Party Claims:

(A) EP GLOBAL agrees to defend, indemnify, and hold harmless VEMICS, its affiliates and the respective officers, directors, employees, and agents, from and against all actions, third party civil or criminal claims, liabilities, losses, damages and expenses, including but not limited to reasonable attorneys’ fees, arising out of or relating to the use of the VEMICS System material supplied by EP GLOBAL for use on the VEMICS System or, arising out of or relating to any content provided by EP GLOBAL or by EP GLOBAL’s use of VEMICS’s services. Such indemnification shall operate whether or not VEMICS has been put on notice of a claim.

(B) VEMICS agrees to defend, indemnify, and hold harmless EP GLOBAL, its affiliates and its and their respective officers, directors, employees, and agents, from and against all actions, third party civil or criminal claims, liabilities, losses, damages and expenses, including but not limited to reasonable attorneys’ fees, arising out of or relating to the use of the VEMICS System supplied by VEMICS. Such indemnification shall operate whether or not EP GLOBAL has been put on notice of a claim.

(c) Intellectual Property and VEMICS Services

As between VEMICS and EP GLOBAL or any Customer of EP GLOBAL’s, VEMICS shall own all right, title and interest in and to the Intellectual Property and VEMICS Services. EP GLOBAL acknowledges that the Software, Documentation, and VEMICS Services includes proprietary information and trade secrets which are the sole and exclusive property of VEMICS or its licensors and that the Software, Documentation and VEMICS Services are or may be protected by patent, copyright, trade secret and/or similar laws and certain international treaty provisions. The following shall not, however, be considered to be proprietary information and trade secrets belonging to VEMICS: (i) information which is publicly known or which becomes publicly known through no fault of EP GLOBAL’s; (ii) information which is lawfully obtained by EP GLOBAL from a third party; and (iii) information which is the lawful possession of EP GLOBAL prior to such information having been initially disclosed by VEMICS pursuant to this Agreement. This Agreement does not transfer or convey to EP GLOBAL or any of EP GLOBAL’s Customers or any third party any right, title or interest in or to the Intellectual Property of VEMICS Services or any associated intellectual property rights, but only a limited right of use which is revocable in accordance with the terms of this Agreement and any Customer Agreement. Nor does this Agreement transfer any ownership or copyright interest in any intellectual property owned by EP GLOBAL to VEMICS except as provided for in this Agreement.

6. Marks; Usage Restrictions

Either party’s use, display or reference to the other party’s proprietary indicia, trademarks, service marks, trade names, logos, symbols and/or brand names (collectively “Marks”) shall be subject to the advance written approval of that party, which approval shall not be unreasonably withheld. Neither party may remove, destroy or alter the other party’s Marks. Each party agrees that it shall not challenge or assist others in challenging the rights of the other party or its suppliers or licensors in the Marks or the registration of the Marks, or attempt to register any trademarks, service marks, trade names, logos, symbols, brand names or other proprietary indicia confusingly similar to the Marks. All use of a party’s Marks, including but not limited to use of any co-branded logo comprised of each party’s Marks, shall be subject to such party’s logo and trademark usage guide, as provided to the other party and as the same may be updated from time to time. Neither party grants any rights in the Marks or in any other trademark, trade name, service mark, business name or goodwill of the other except as expressly permitted hereunder or by separate written agreement of the parties.

7. Fees; Pricing; Credits and Payment Terms

(a)	Prices; Fees

           VEMICS’ current prices for VEMICS Services provided to EP GLOBAL, together with all other payment terms and conditions, including service level commitments and service level credits and/or bonuses, if any, are set forth in “Exhibit A” of this Agreement .

(b) Payment Terms; Taxes

           All prices are in United States dollars and do not include sales, use, value-added or import taxes, customs duties or similar taxes that may be assessed by any jurisdiction. Each party shall be responsible for the payment of all taxes, withholdings, duties, fees and other governmental charges of any kind (including sales and use taxes) which are imposed by or under the authority of any government or any political subdivision thereof on the revenues it receives under this Agreement. Any monies due and owing EP GLOBAL by VEMICS, pursuant to this Agreement, shall be paid within twenty (20) business days. Any monies due and owing VEMICS by EP GLOBAL, pursuant to this Agreement, shall be paid within twenty (20) business days. Notwithstanding anything to the contrary herein, all funds generated as the result of this Agreement between the parties herein will be paid by Customers directly to EP GLOBAL and the payments will be distributed by EP GLOBAL to VEMIC S within ten (10) days of receipt of said funds.

(c) Proforma Budget

Prior to the parties jointly undertaking any new projects pursuant to this Agreement, EP Global and Vemics shall mutually agree upon a pro-forma budget for the project, which shall include the anticipated project costs and expenses of both VEMICS and EP GLOBAL. The agreed upon proforma budget for the first project being jointly undertaken by the parties as the result of this Agreement is attached hereto and marked “Exhibit B.”

8. Accurate Records; Right to Audit

            VEMICS and EP GLOBAL shall maintain complete and accurate records for two years from the date of the invoice to support and document the fees charged to EP GLOBAL customers in connection with this Agreement. EP GLOBAL shall maintain complete and accurate records as required hereunder, and shall provide to VEMICS upon request copies of all executed Customer Agreements. All Customer Agreements shall be considered EP GLOBAL’s Confidential Information in accordance with the provisions of Section 10 of this Agreement. During the Term and for two years after expiration or termination of this Agreement, each party shall, upon written request from the other, provide access to such records during regular business hours at the non-requesting party’s convenience, to an independent auditor(s) chosen by the requesting party for the purposes of audit. Each party’s right to conduct such audits shall be reasonable as to duration and frequency. All information derived as a result of such audits shall also be considered such Confidential Information.

           In addition to the above, EP GLOBAL shall maintain accurate books and records which enable the calculation of all fees due and owing VEMICS pursuant to this Agreement that can be verified by VEMICS. EP GLOBAL shall retain the books and records for two (2) years after the date in which payment is made to VEMICS pursuant to this Agreement. Upon thirty (30) days prior notice to EP GLOBAL, independent accountants selected by VEMICS and reasonably acceptable to EP GLOBAL, after entering into a confidentiality agreement with EP GLOBAL, may have access to EP GLOBAL’s books and records for the sole purpose of verifying EP GLOBAL’s compliance with its payment obligations to VEMICS under this Agreement. The accounting firm shall report to VEMICS whether there has been a underpayment of fees due VEMICS pursuant to this Agreement and, if so, the amount thereof. Such access shall be permitted solely during EP GLOBAL’s normal business hours during the term of this Agreement and for two (2) years after the expiration or termination of this Agreement. Any such inspection or audit shall be at VEMICS’s expense; however, in the event an inspection reveals underpayment often percent (10%) or more, EP GLOBAL shall pay the costs of the inspection and promptly pay to VEMICS any underpayment.

9. Representations and Warranties

(a) VEMICS’s Representations and Warranties

           VEMICS represents and warrants that: (i) VEMICS and its licensors now and will throughout the Term, own or possess the necessary rights, title and licenses in and to the Intellectual Property and to operate the VEMICS Products and/or Services, (ii) VEMICS has and will have throughout the Term the right to enter into this Agreement and to perform its obligations hereunder, (iii) VEMICS has obtained any and all consents, approvals and other authorizations necessary for the performance of its obligations hereunder, (iv) the Intellectual Property and the VEMICS Products and/or Services do not and will not throughout the Term violate or infringe upon the intellectual property or other legal rights of any other party, (v) the operation of the VEMICS Products and/or Services is and will be throughout the Term in compliance with all applicable, material laws, rules and regulations of all relevant governmental authorities, and (vi) the VEMICS Products and/or Services will be operated throughout the Term substantially in conformity with its specifications.

           (b) EP GLOBAL’s Representations and Warranties

EP GLOBAL represents and warrants that: (i) EP GLOBAL and its licensors now and will throughout the Term, own or possess the necessary rights, title and licenses in and to its Intellectual Property, (ii) EP GLOBAL has and will have throughout the Term the right to enter into this Agreement and to perform its obligations hereunder, (iii) EP GLOBAL has obtained any and all consents, approvals and other authorizations necessary for the performance of its obligations hereunder, and (iv) the EP GLOBAL’s Intellectual Property does not and will not throughout the Term violate or infringe upon the intellectual property or other legal rights of any other party.

(c) Warranty Disclaimer

           EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 9, BOTH PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. NEITHER PARTY SHALL MAKE ANY REPRESENTATIONS OR WARRANTIES ON THE OTHER’S BEHALF WITHOUT SUCH OTHER PARTY’S EXPRESS WRITTEN CONSENT.

10. Confidential Information.

           (a) “Confidential Information” as used in this Agreement shall mean any and all technical and nontechnical information including but not limited to patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of each of the parties and it’s affiliates, and includes, without limitation, each of the parties and their affiliates information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information. “Confidential Information” also includes proprietary or confidential information of any third party that may disclose such information to either party in the course of the other party’s business. All Confidential Information disclosed both orally and in writing by the disclosing party (“Discloser”) will be considered Confidential Information by the receiving party (“Recipient”) and subject to terms of this Agreement, even if such information is not conspicuously designated as “Confidential” or even when provided orally and not identified as confidential at the time of disclosure.

           (b) Recipient hereby agrees that it will not make use of, disseminate, or in any way disclose any Confidential Information of the Discloser to any person, firm, or business, except to the extent necessary for negotiations, discussions, and consultations with personnel and/or authorized representatives of the Discloser, any purpose of the Discloser authorized by this agreement and any purpose the Discloser may hereafter authorize in writing. Recipient hereby also agrees that it will use the Confidential Information disclosed by Discloser for informational purposes only. Recipient hereby further agrees that it shall not use the Confidential Information of Discloser in the production and/or the providing of any products and/or services now or in anytime in the future, other than permitted under this Agreement.

           (c) Recipient agrees that it shall treat all Confidential Information of Discloser with the same degree of care as it accords to its own Confidential Information, and Recipient represents that it exercises reasonable care to protect its own Confidential Information.

           (d) Recipient hereby agrees that it shall disclose Confidential Information of the Company only to those of its officer(s), manager(s), and/or employee(s) who need to know such information and certifies that such officer(s), manager(s), and/or employee(s) have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement.

(e) Recipient will immediately give notice to Discloser of any unauthorized use or disclosure of the Confidential Information. Recipient agrees to assist Discloser in remedying any such unauthorized use or disclosure of the Confidential Information.

           (f) Upon the request of the Discloser and/or termination of this Agreement, the Recipient will promptly return all confidential information furnished hereunder and all copies thereof.

           (g) Employees. During the term of this Agreement and for a period of two (2) years thereafter, EP GLOBAL will not directly or indirectly: (a) solicit or encourage any employee of VEMICS to leave the employ of VEMICS; or (b) hire any employee who has left the employ of VEMICS if the hiring is proposed to occur within one year after the termination of the employees employment with VEMICS. In addition, during the term of this Agreement and for a period of two (2) years thereafter, VEMICS will not directly or indirectly: (a) solicit or encourage any employee of EP GLOBAL to leave the employ of EP GLOBAL; or (b) hire any employee who has left the employ of EP GLOBAL if the hiring is proposed to occur within one year after the termination of the employee’s employment with EP GLOBAL.

           (h) Consultants. During the term of this Agreement and for a period of two (2) years thereafter, EP GLOBAL will not directly or indirectly solicit or encourage any consultant then under contract with the VEMICS to cease work for VEMICS. During the term of this Agreement and for a period of two (2) years thereafter, VEMICS will not directly or indirectly solicit or encourage any consultant then under contract with the EP GLOBAL to cease work for EP GLOBAL.

           (i) Clients. For a period of two (2) years after the termination of this Agreement, EP GLOBAL will not directly or indirectly solicit any customer introduced by VEMICS. For a period of two (2) years after the termination of this Agreement, Vemics will not directly or indirectly solicit any customer introduced by EP GLOBAL. For purposes of this Agreement, VEMICS Customers shall not include those Companies and/or Individuals that EP GLOBAL had a documented business relationship with prior to the inception of this Agreement and/or Customers that were not introduced to EP GLOBAL by VEMICS. In addition, for purposes of this Agreement, EP GLOBAL Customers shall not include those Companies and/or Individuals that VEMICS had a documented business relationship with prior to the inception of this Agreement and/or Customers that were not introduced to VEMICS by EP GLOBAL.

           (j) Remedies. In the event of a breach or a threatened breach of any of the Provisions and/or Covenants set forth in this Section 9 of the Agreement above (the “Covenants”), the non-breaching party will, in addition to the remedies provided by law, have:

 (1) the right and remedy to have the Covenants specifically enforced by any court  having equity jurisdiction, it being acknowledged and agreed that any material breach of any of the Covenants will cause irreparable injury to the non-breaching party and that money damages will not provide an adequate remedy to the non-breaching party; and

  (2) the right and remedy to require a person to account for and pay over to the non-breaching party all compensation, profits, moneys, accruals, increments or other benefits (collectively the “Benefits”) derived or received by the Breaching Party as a result of any transactions constituting a breach of any of the Covenants, and Breaching Party hereby agrees to account for and pay over the Benefits to the non-breaching party.

           (k) The obligations of the parties set forth in this paragraph 10 of this Agreement shall survive the termination of this agreement.

                11. Term and Termination

                (a) Term, Initial Term, Renewals

 This Agreement shall become effective as of the Effective Date and remain in full force and effect until November 1, 2007, (the “Initial Term”). Upon the expiration of the Initial Term, this Agreement will automatically renew for one additional term of three years (“Renewal Term”) unless and until either party notifies the other party in writing of its intent to terminate at least 90 days prior to the expiration of the Initial Term or 90 days prior to the expiration of a Renewal Term. The Initial Term, together with any and all Renewal Terms, is sometimes collectively referred to as the “Term.”

               (b) Termination Upon Default

Either party may terminate this Agreement in the event that the other party materially breaches the terms of the Agreement or defaults in performing any obligation under this Agreement and such breach or default continues unremedied for a period of 30 days following written notice of default.

(c) Termination Upon Insolvency

This Agreement shall terminate, effective upon delivery of written notice by a party: (i) upon the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party; (ii) upon the making of a general assignment for the benefit of creditors by the other party; or (iii) upon the dissolution of the other party.

(d) Effect of Termination

Except for the provisions in Section 7(b), 8, 10 and 13 herein, all rights and obligations of the parties shall cease upon termination of this Agreement. The term of any license or rights granted hereunder shall expire upon expiration or termination of this Agreement.

12. Jurisdiction Disputes

(a) This Agreement shall be governed by the laws of the State of New Jersey.

(b) All disputes hereunder shall be resolved in the applicable state or federal courts in the County of Bergen in the State of New Jersey. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

13. General Indemnification

(a) Limited Covenant to Defend Infringement Claims by Third Parties.

           Each party (the “Indemnitor”), at its own expense and subject to the terms and conditions of this Section 13, will (i) defend claims brought against the other party, its permitted assignees and licensees, agents, officers and employees (the “Indemnitee”) by third parties (other than affiliates of the Indemnitee) that, if true, would constitute a breach by the Indemnitor of its representations and warranties set forth in this Agreement, and (ii) will indemnify and hold the Indemnitee harmless from and against any damages to real or tangible personal property and/or bodily injury to persons, including death, resulting from the negligence or willful misconduct of the employees or agents of the Indemnitor.

(i)	Right to Replace

If a claim of infringement under this Section occurs, or if Indemnitor determines that a claim is likely to occur, Indemnitor will have the right, in its sole discretion, to either: (i) procure for Indemnitee and its Customers the right or license to continue to use the Software free of the infringement claim; or (ii) replace or modify the Software to make it non-infringing provided that the replacement software substantially conforms to Indemnitor’s then-current specification for the Software. If these remedies are not reasonably available to Indemnitor, Indemnitor may, at its option, terminate this Agreement without liability, other than liability that may arise under Section 13(b), and Indemnitor shall return any fees paid by Indemnitee in respect of Indemnitor Services not provided.

(ii)	Limitations

Despite the provisions of this Section 13, Indemnitor has no obligation with respect to any claim of infringement that is based upon or arises out of: (i) any modification to the Software if the modification was not made by or at the written direction of Indemnitor; or (ii) the use or combination of the Software with any hardware, software, products, data or other materials not specified or provided by Indemnitor; or (iii) Indemnitee’s or any Customer’s use of the Indemnitor Services other than in accordance with the Software documentation or Indemnitor’s written directions or policies.

(b) Conditions for Defense.

To be entitled to defense by the Indemnitor against a third-party infringement claim:

         (i) Indemnitee shall advise Indemnitor of the claim as contemplated by Section (d); and

(ii) Indemnitor shall have the sole right to control the defense or settlement of the claim, in litigation or otherwise, provided that Indemnitor will not enter into a settlement on behalf of Indemnitee without Indemnitee’s prior written approval, such approval not to be unreasonably withheld.

(c)	Expenses and Monetary Awards.

           If a third-party claim, of which Indemnitor was notified and which Indemnitor has a duty to defend in accordance with this Section 13, is brought, and if such claim is sustained in a final judgment from which no further appeal is taken or possible, then Indemnitor will pay or otherwise satisfy any monetary award entered against Indemnitee as part of such final judgment to the extent such award is adjudged in such final judgment to arise from such infringement, without regard to limitation of liability set forth in Section 12.

(d)	Notices.

An Indemnitee seeking to be defended against a claim under this Section 13, shall notify the Indemnitor within thirty (30) days of the assertion of any claim(s) or discovery of any fact upon which the Indemnitee intends to base a claim for defense or indemnification. The Indemnitee’s failure to so notify the Indemnitor will not relieve the Indemnitor from any liability under this Agreement to the Indemnitee with respect to defense or indemnity with respect to such claim(s), except to the extent the Indemnitor demonstrates that the defense of such claim was prejudiced by the failure to so notify.

(e)  Counsel.

If the Indemnitor defends the Indemnitee in a lawsuit, arbitration, negotiation, or other proceeding concerning a claim pursuant to this Section 13, then the Indemnitee may engage separate counsel, at the Indemnitee’s expense, to monitor and advise the Indemnitee about the status and progress of the matter.

(f) Exceptions to Duties to Defend and Indemnify.

Except as may be otherwise expressly provided in this Agreement, neither party will be required to defend or indemnify the other party with respect to losses, damages or expenses finally adjudged to have been caused by the indemnified party’s own negligence or willful misconduct.

14. Limitation of Liability and Damages; Insurance

(a) Limitation of Liability

               EXCEPT FOR LIABILITY ARISING OUT OF A PARTY’S INDEMNIFICATION OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS AND A BREACH OF THE PROVISIONS OF THIS AGREEMENT RELATING TO CONFIDENTIAL INFORMATION AND TRADE SECRETS, EACH PARTY AGREES THAT IN NO EVENT WILL THE OTHER PARTY OR ITS SUPPLIERS OR LICENSORS BE LIABLE, UNDER ANY THEORY OF LIABILITY, HOWEVER ARISING, FOR ANY COSTS OF COVER OR FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOSS OF BUSINESS PROFITS, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY DESPITE ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED WARRANTY OR REMEDY.

(b) Limitation of Damages

EXCEPT FOR LIABILITY ARISING OUT OF A PARTY’S INDEMNIFICATION OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS AND A BREACH OF THE PROVISIONS OF THIS AGREEMENT RELATING TO CONFIDENTIAL INFORMATION AND TRADE SECRETS, IF THERE SHALL BE ANY LIABILITY OF ONE PARTY TO THE OTHER THAT ARISES OUT OF OR IS IN ANY WAY CONNECTED TO THIS AGREEMENT, EACH PARTY’S AGGREGATE LIABILITY FOR ALL DAMAGES, LOSSES AND CAUSES OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EITHER JOINTLY OR SEVERALLY, SHALL NOT EXCEED TEN THOUSAND DOLLARS ($10,000.00). EACH PARTY ACKNOWLEDGES THAT THE OTHER IS NOT AN INSURER; THAT THE PAYMENTS MADE HEREUNDER ARE BASED SOLELY ON THE VALUE OF THE SERVICES AND ARE NOT SUFFICIENT TO WARRANT ASSUMING ANY RISK OF CONSEQUENTIAL OR OTHER DAMAGES DUE TO NEGLIGENCE OR FAILURE TO PERFORM. DUE TO THE NATURE OF THE SERVICES TO BE PERFORMED, IT IS IMPRACTICABLE AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES, IF ANY, WHICH MAY RESULT (PROXIMATELY OR OTHERWISE) FROM NEGLIGENCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT. THIS LIMITATION OF LIABILITY REFLECTS AN ALLOCATION OF RISK BETWEEN THE PARTIES IN VIEW OF THE FEES CHARGED, IS NOT A PENALTY, AND SHALL BE EXCLUSIVE. THE LIMITATIONS IN THIS AGREEMENT SHALL APPLY DESPITE ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED WARRANTY OR REMEDY.

(c) Insurance

EACH PARTY AGREES TO MAINTAIN IN EFFECT DURING THE TERM, AT SUCH PARTY’S EXPENSE, COMPREHENSIVE PROPERTY, CASUALTY AND GENERAL LIABILITY INSURANCE OF THE TYPES AND AMOUNTS, AND COVERING SUCH RISKS AS ARE REASONABLE AND CUSTOMARY FOR BUSINESSES ENGAGED IN A SIMILAR BUSINESS AND COVERING PROPERTIES SIMILAR TO THE PROPERTIES OWNED, LEASED OR OPERATED BY SUCH PARTY. IN ADDITION, EACH PARTY SHALL MAINTAIN IN EFFECT DURING THE TERM AN ERRORS AND OMISSIONS POLICY INSURING AGAINST ITS ERRORS AND OMISSIONS IN THE PERFORMANCE OF ITS SERVICES CONTEMPLATED UNDER THIS AGREEMENT WITH COVERAGE OF AT LEAST FIVE MILLION DOLLARS AS TO A SINGLE CLAIM AND FIVE MILLION DOLLARS AS TO ALL CLAIMS IN THE AGGREGATE. SUCH INSURANCE COVERAGE WILL BE OBTAINED FROM REPUTABLE INSURANCE COMPANIES OR ASSOCIATIONS. UPON THE REQUEST OF A PARTY, THE OTHER PARTY SHALL PROVIDE VALID CERTIFICATES OF INSURANCE.

15. Miscellaneous

(a) Compliance with Laws

Each party agrees to comply with all applicable laws, regulations, and ordinances relating to their performance hereunder.

(b) Notices

Any notice required or permitted hereunder shall be in writing and shall be delivered as follows (with notice deemed given as indicated): (i) by personal delivery when delivered personally; (ii) by established overnight courier upon written verification of receipt; (iii) by facsimile transmission when receipt is confirmed in writing; or (iv) by certified mail, return receipt requested, upon verification of receipt. All notices must be sent to the following addresses:

If to VEMICS:
Fred Zolla, CEO
Vemics, Inc
65 East Route 4
River Edge, New Jersey 07661

                                If to EP GLOBAL:
Joseph Valenzano, CEO
EP GLOBAL Communications
65 East Route 4
River Edge, New Jersey 07661

Either party may change its contact person for notices and/or address for notice by means of notice to the other party given in accordance with this Section.

(c) Assignment

Neither party may, without the prior written consent of the other party, assign this Agreement, in whole or in part, either voluntarily or by operation of law, and any attempt to do so shall be a material default of this Agreement and shall be void. Any change of control in the ownership of either party shall not be deemed an assignment subject to the prohibitions of this Section.

(d) Third Party Beneficiaries

This Agreement is solely for the benefit of the parties and their successors and permitted assigns, and, except as expressly provided herein or in any exhibit hereto, does not confer any rights or remedies on any other person or entity.

(e) Governing Law

           This Agreement shall be interpreted according to the laws of the State of New Jersey without regard to or application of choice-of-law rules or principles.

           (f) Entire Agreement and Waiver

           This Agreement and any Exhibits hereto shall constitute the entire agreement between VEMICS and EP GLOBAL with respect to the subject matter hereof and all prior agreements, representations, and statement with respect to such subject matter are superseded hereby, including without limitation any non-disclosure agreement previously executed between the parties. The terms of this Agreement shall control in the event of any inconsistency with the terms of any Exhibit hereto. This Agreement may be changed only by written agreement signed by both VEMICS and EP GLOBAL. No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of subsequent breaches; and the waiver of any breach shall not act as a waiver of subsequent breaches.

           (g) Severability

           In the event any provision of this Agreement is held by a court of other tribunal of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect. The parties further agree that in the event such provision is an essential part of this Agreement, they will begin negotiations for a suitable replacement provision.

          (h) Non-Disclosure of Agreement Terms

           Neither party shall disclose to third parties, other than its agents and representatives on a need- to-know basis, the terms of this Agreement or any Exhibits hereto without the prior written consent of the other party, except either party shall be entitled to disclose (i) such terms to the extent required by law, and (ii) the existence of this Agreement.

           (i) Force Majeure

           If either party is prevented from performing any of its obligations under this Agreement due to any cause beyond the party’s reasonable control, including, without limitation, an act of God, fire, flood, explosion, war, strike, embargo, government regulation, act(s) of terrorism, civil or military authority, acts or omissions of carriers, transmitters, providers, vandals, or hackers (a “force majeure event”) the time for that party’s performance will be extended for the period of the delay or inability to perform due to such occurrence; provided however, that if a party suffering a force majeure event is unable to cure that event within 30 days, the other party may terminate this Agreement.

           (j) Counterparts

           This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which shall constitute one and the same Agreement.

(k) Remedies

           Except as provided herein, the rights and remedies of each party set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it at law or in equity.

(1) Binding Effect

           This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their respective successors and permitted assigns.

(m) Amendments

           Amendments to this Agreement, including amendments to any Exhibits, shall be effective only if they are in writing and signed by both parties.

              IN WITNESS WHEREOF, each of the parties, by its duly authorized representative has entered into this Agreement as of the Effective Date.

Vemics Inc.                                                                           EP GLOBAL Communications, Inc.

By: /s/ Fred Zolla, CEO                                                        By: /s/ Joseph Valenzano, CEO
             Fred Zolla, CEO                                                                    Joseph Valenzano, CEO